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                                                              EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Registration Statement
on Form S-4 (File No. 333-     ) of our report dated April 24, 1997, on our
audits of the consolidated financial statements and financial statement schedule of Boston Technology, Inc. as of January 31, 1997 and 1996, and for each of the three fiscal years in the period ended January 31, 1997, which report is included in the Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Experts".

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts

November 25, 1997